UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

————————————

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2007

————————————

ANADIGICS, INC.
(Exact name of registrant as specified in its charter)

————————————

Delaware	0-25662	22-2582106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Mt. Bethel Road, Warren, New Jersey	07059
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (908) 668-5000

Not Applicable
(Former name or former address, if changed since last report)

————————————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                       Entry into a Material Definitive Agreement.

On May 17, 2007, ANADIGICS, Inc. (the “Company”) held its 2007 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders approved the proposed amendment (the “Amendment”) to the Company’s Amended and Restated 2005 Long Term Incentive and Share Award Plan (as amended, the “2005 Plan”).  The amendment (i) increased the maximum number of shares available for grants from 5,450,000 shares to 6,450,000 shares and the number of such shares available to be issued in the form of awards other than stock options, from 5,150,000 shares to 6,150,000 shares, subject to anti-dilution adjustments in accordance with the terms of the 2005 Plan.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  All of the original material terms not described herein of the 2005 Plan remain in full force and effect.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment to ANADIGICS, Inc. Amended and Restated 2005 Long Term Incentive and Share Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           May 23, 2007

ANADIGICS, Inc.
By: /s/ Thomas C. Shields Name: Thomas C. Shields Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment to ANADIGICS, Inc. Amended and Restated 2005 Long Term Incentive and Share Award Plan.